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                                                                 EXHIBIT 10.11.1


                    AMENDMENT TO STOCK PURCHASE AGREEMENT II

           THIS AMENDMENT TO STOCK PURCHASE AGREEMENT II (the "Amendment") is dated as of the 7th day of October, 1999, and is entered into by and between Security First Technologies Corporation, a Delaware corporation ("S1") and Michel Akkermans ("Akkermans").

                                    RECITALS:

           A. The parties hereto and other individuals and entities have previously entered into that certain Stock Purchase Agreement II, dated as of September 21, 1999 (the "Agreement"), pursuant to which the Purchasers (as defined in the Agreement) agreed to purchase, and S1 agreed to sell, a certain number of shares of S1 Common Stock (as defined in the Agreement) upon the terms and conditions contained in the Agreement.

           B. Pursuant to Section 10.6 of the Agreement, the parties hereto desire to amend and replace Section 2.2 of the Agreement.

           C. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   AGREEMENT:

           NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

SECTION 1. AMENDMENT.

           Effective as of the date hereof, Section 2.2 of the Agreement shall be deleted and the following shall be substituted in lieu thereof:

      "2.2 ADDITIONAL OPTIONS.

           Upon the First Closing, or as soon as possible thereafter, S1 shall grant, as compensation and pursuant to the terms of one of its stock option plans existing as of the date hereof, a number of options to purchase shares of S1 Common Stock (each, an "Additional Option") to such individuals who are employees of FICS or any of its subsidiaries and as designated by Michel Akkermans ("Akkermans"), solely in his capacity as an officer and director of S1 and in consultation with S1. No such options will be granted to Akkermans or a person related to Akkermans. The aggregate number of

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       such grants shall not exceed (a) 4,000,000 (after adjustment for any stock splits, combinations or dividends or distributions in the S1 Common Stock between the date of this Agreement and the First Closing) minus (b) the number of Successor Options to be granted pursuant to Section 2.1 hereof. Each Additional Option shall have an exercise price not less than the stock price, as quoted on the Nasdaq Stock Market or such other national exchange on which the S1 Common Stock is then traded, of a share of S1 Common Stock at the close of business on the last business day prior to the date of such grant."

SECTION 2. AGREEMENT OTHERWISE UNCHANGED.

           Except as otherwise specifically amended herein, the balance of the Agreement shall remain unchanged and in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]



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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                 SECURITY FIRST TECHNOLOGIES CORPORATION

                                 By:    /s/ ROBERT F. STOCKWELL
                                    -----------------------------------
                                 Name:  Robert F. Stockwell
                                 Title: Chief Financial Officer

                                        /s/ MICHEL AKKERMANS
                                 --------------------------------------
                                 MICHEL AKKERMANS





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